Exhibit 4.3

FIRST AMENDMENT TO

[AMENDED AND RESTATED] SENIOR SECURED NOTES

THIS FIRST AMENDMENT TO [AMENDED AND RESTATED] SENIOR SECURED NOTES (this “Amendment”) is made and entered into as of April 27, 2017 by and among Ener-Core, Inc., a Delaware corporation (the “Company”), and the undersigned, and amends those certain Senior Secured Notes [amended and restated as of December 2, 2016 (as amended to date, the “Notes”), as originally issued by the Company pursuant to (i) that certain Securities Purchase Agreement, dated April 22, 2015, by and among the Company, the “Buyers” identified therein, and the Collateral Agent identified therein (as amended to date, the “April 2015 Agreement”); and (ii) that certain Securities Purchase Agreement, dated May 7, 2015, by and among the Company, the “Buyers” identified therein, and the Collateral Agent identified therein (as amended to date and together with the April 2015 Agreement, the “Agreements”)] [dated as of December 2, 2016 and December 20, 2016 (as amended to date, the “Notes”), issued by the Company pursuant to that certain Securities Purchase Agreement, dated November 23, 2016, by and among the Company and the “Buyers” identified therein (as amended to date, the “Agreement”)]. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Notes.

RECITALS

WHEREAS, pursuant to Section 15 of the Notes, the written consent of the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding, including Empery Asset Master, Ltd. (“Empery”) so long as Empery or any of its Affiliates holds any Notes, and the Collateral Agent (the “Required Holders”), shall be required for any change or amendment or waiver of any provision of the Notes, provided that any such amendment or waiver does not disproportionately, materially and adversely affect the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders;

WHEREAS, any amendment or waiver effected in accordance with Section 15 of the Notes is binding upon all holders of Notes; and

WHEREAS, the parties hereto wish to amend the Notes as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

ARTICLE I
AMENDMENTS TO THE NOTES

Section 1.1      Backstop Agreement. Section 30(e) of the Notes is hereby amended and restated as follows:

“Backstop Agreement” means that certain Backstop Security Support Agreement, originally entered into on November 2, 2015 by and between an individual investor and the Company, as amended pursuant to that certain First Amendment to Backstop Security Support Agreement, dated as of April 27, 2017, by and between an individual investor and the Company.”

article ii
MISCELLANEOUS

Section 2.1      Effect of this Amendment. This Amendment shall form a part of each Note for all purposes, and each holder thereof shall be bound hereby. This Amendment shall only be deemed to be in full force and effect from and after both the execution of this Amendment by the parties hereto and the execution of agreements substantially identical to this Amendment by the Company and holders of Notes representing at least a majority of the sum of the aggregate principal amount of the Notes then outstanding that, together with undersigned, constitute the Required Holders. From and after such effectiveness, any reference to the Notes shall be deemed to be a reference to the Notes as amended hereby. Except as specifically amended as set forth herein, each term and condition of the Notes shall continue in full force and effect.

Section 2.2      Entire Agreement. This Amendment, together with the Notes, contains the entire agreement of the parties and supersedes any prior or contemporaneous written or oral agreements between them concerning the subject matter of this Amendment.

Section 2.3      Governing Law. This Amendment shall be governed by the internal law of the State of New York.

Section 2.4      Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment may be executed by fax or electronic mail, in PDF format, and no party hereto may contest this Amendment’s validity solely because a signature was faxed or otherwise sent electronically.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to [Amended and Restated] Senior Secured Notes as of the date first written above.

COMPANY:

ENER-CORE, INC.

By:
Name:
Title:

Signature Page to First Amendment to [Amended and Restated] Senior Secured Notes

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to [Amended and Restated] Senior Secured Notes as of the date first written above.

HOLDER:

By:
Name:
Title:

Signature Page to First Amendment to [Amended and Restated] Senior Secured Notes